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                                                                    EXHIBIT 10.2

                             FOR BANK USE ONLY         Reviewed by ____________

                             Due AUGUST 14, 2004

                             Customer # 6479134919     Loan # __________________

                                    TERM NOTE
                (FOR TERM LOAN AGREEMENT; BREAKFUNDING INDEMNITY)

$ 9,500,000.00 AUGUST 14, 2003

      FOR VALUE RECEIVED, the undersigned borrower (the "BORROWER"), promises to pay to the order of U.S. BANK N.A. (the "Bank"), the principal sum of NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 Dollars ($ 9,500,000.00).

      Interest.

      The unpaid principal balance will bear interest at an annual rate of 2.350%.

      Payment Schedule.

      Interest is payable beginning SEPTEMBER 15, 2003, and on the same date of each CONSECUTIVE month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

      Principal is payable on AUGUST 14, 2004.

      Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

      Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

      In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

      Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5.00% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

      THERE SHALL BE NO PREPAYMENTS OF THIS NOTE, PROVIDED THAT THE BANK MAY CONSIDER REQUESTS FOR ITS CONSENT WITH RESPECT TO PREPAYMENT OF THIS NOTE, WITHOUT INCURRING AN OBLIGATION TO DO SO, AND THE BORROWER ACKNOWLEDGES THAT IN THE EVENT THAT SUCH CONSENT IS GRANTED, THE BORROWER SHALL BE REQUIRED TO PAY THE BANK, UPON PREPAYMENT OF ALL OR PART OF THE PRINCIPAL AMOUNT BEFORE FINAL MATURITY, A PREPAYMENT INDEMNITY ("PREPAYMENT FEE") EQUAL TO THE GREATER OF ZERO, OR THAT AMOUNT, CALCULATED ON ANY DATE OF PREPAYMENT ("PREPAYMENT DATE"), WHICH IS DERIVED BY SUBTRACTING: (a) THE PRINCIPAL AMOUNT OF THE NOTE OR PORTION OF THE NOTE TO BE PREPAID FROM (b) THE NET PRESENT VALUE OF THE NOTE OR PORTION OF THE NOTE TO BE PREPAID ON SUCH PREPAYMENT DATE; PROVIDED, HOWEVER, THAT THE PREPAYMENT FEE SHALL NOT IN ANY EVENT EXCEED THE MAXIMUM PREPAYMENT FEE PERMITTED BY APPLICABLE LAW.

      "NET PRESENT VALUE" shall mean the amount which is derived by summing the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have been received by the Bank over the shorter of the remaining contractual life of the Note or next repricing date if the Bank had instead initially invested the Note proceeds at the Initial Money Market Rate. The individual discount rate used to present value each prospective payment of interest and/or principal shall be the Money Market Rate at Prepayment for the maturity matching that of each specific payment of principal and/or interest.

      "INITIAL MONEY MARKET RATE" shall mean the rate per annum, determined solely by the Bank, on the first day of the term of this Note or the most recent repricing date or as mutually agreed upon by the Borrower and the Bank, as the rate at which the Bank would be able to borrow funds in Money Markets for the amount of this Note and with an interest payment frequency and principal repayment schedule equal to this Note and for a term as may be arranged and agreed upon by the Borrower and the Bank, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. Borrower acknowledges that the Bank is under no obligation to actually purchase and/or match funds for the Initial Money Market Rate of this Note.

      (c) us bancorp 2001
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      "MONEY MARKET RATE AT PREPAYMENT" shall mean that zero-coupon rate, calculated on the Prepayment Date, and determined solely by the Bank, as the rate at which the Bank would be able to borrow funds in Money Markets for the prepayment amount matching the maturity of a specific prospective Note payment or repricing date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. A separate Money Market Rate at Prepayment will be calculated for each prospective interest and/or principal payment date.

      "MONEY MARKETS" shall mean one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

      In calculating the amount of such Prepayment Fee, the Bank is hereby authorized by the Borrower to make such assumptions regarding the source of funding, redeployment of funds and other related matters, as the Bank may deem appropriate. If the Borrower fails to pay any Prepayment Fee when due, the amount of such Prepayment Fee shall thereafter bear interest until paid at the default rate specified in this Note (computed on the basis of a 360-day year, actual days elapsed). Any prepayment of principal shall be accompanied by a payment of interest accrued to date thereon; and said prepayment shall be applied to the principal installments in the inverse order of their maturities. All prepayments shall be in an amount of at least $100,000 or, if less, the remaining entire principal balance of the loan.

      Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

      This Term Note constitutes the Note issued under a Term Loan Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms under which the loan evidenced hereby was made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

      This Note is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of this Note may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Note that is an authoritative copy as defined in such law. The holder of this Note may store the authoritative copy of such Note in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

      ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS TERM NOTE, ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE.

The Borrower hereby acknowledges the receipt of a copy of this Note.

(Individual Borrower)       THIRD WAVE TECHNOLOGIES, INC.
                            -----------------------------
                            Borrower Name (Organization)

________________________    a DELAWARE Corporation

Borrower Name N/A           By /s/ Lance Fors
                               -----------------------------------------------
                            Name and Title LANCE FORS, CHIEF EXECUTIVE OFFICER

________________________    By _______________________________________________

Borrower Name N/A           Name and Title ___________________________________